Exhibit 4.1



         THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER. NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION SATISFACTORY AS TO FORM, SCOPE AND SUBSTANCE OF COUNSEL ACCEPTABLE TO THE COMPANY AS TO AN EXEMPTION THEREFROM.


                          Common Stock Purchase Warrant


         67,910                                      As of March 28, 1996
[Number of Shares]

         KEY ENERGY GROUP, INC., a Maryland corporation (the "Company"), for value received, hereby certifies that HUDD & CO., or registered assigns, is entitled to purchase, except to the extent hereinafter referred to, from the Company 67,910 duly authorized, validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of the Company at the purchase price per share of $6.75 (the "Exercise Price"), at any time or from time to time prior to 5:00 P.M., Boston, Massachusetts time, on March 28, 2001 (the "Expiration Date"), all subject to the terms and conditions set forth below in this Warrant.

         This Warrant (this "Warrant" and, together with any such warrants issued in substitution therefor or issued pursuant to the Asset Purchase Agreement, the "Warrants") referred to in the Agreement and Plan of Merger dated as of November 18, 1995 (as from time to time in effect, the "Asset Purchase Agreement") between the Company and WellTech, Inc.

         SECTION 1. Registration. The Company shall number and register this Warrant (and any other warrants issued in substitution herefor) in a register as they are issued. The Company may deem and treat the registered holders of the Warrants as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. Notwithstanding the foregoing, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         SECTION 2. Registration of Transfer and Exchanges. The Company shall from time to time register the transfer of the Warrants in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon receipt of any applicable transfer taxes or evidence satisfactory to the Company that no such tax is due. Upon any such registration of transfer, a new Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled and disposed of by the Company.

         If such a transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), the Warrant holder will, if requested by the Company, deliver to the Company an opinion of counsel, which counsel and opinion shall be satisfactory in form, scope and substance to the Company, that the Warrants may be sold publicly without registration under the Securities Act, as well as:

                  (a) an investment covenant satisfactory to the Company signed by the proposed transferee;

                  (b) an agreement by such transferee to the impression of the restrictive investment legend set forth at the beginning of this Warrant; and

                  (c) an agreement by such transferee to be bound by the provisions of this Warrant.

         This Warrant may be exchanged at the option of the holder(s) hereof, when surrendered to the Company at its office designated for such purpose (the address of which is set forth in Section 8) for another Warrant or other Warrants of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the number of Warrant Shares purchasable upon exercise of this Warrant. Warrants surrendered for exchange shall be canceled and disposed of by the Company.

         SECTION 3. Warrants: Exercise of Warrants. Subject to the terms of this Warrant, the holder of this Warrants shall have the right, which may be exercised at any time prior to the Expiration Date, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on such exercise and payment of the Exercise Price then in effect for such Warrant Shares. No adjustments as to dividends will be made upon exercise of the Warrants.

         This Warrant may be exercised upon surrender hereof to the Company at its office designated for such purpose (the address of which is set forth in Section 8) with the form of election to purchase attached hereto duly filled in and signed, upon payment to the Company of the Exercise Price per Warrant Share, for the number of Warrant Shares in respect of which this Warrant is then exercised. Payment of the aggregate Exercise Price shall be made (a) in cash or by certified or bank cashier's check payable to the order of the Company, or (b) by delivery to the Company of that number of shares of Common Stock having a Fair
Market Value (as hereinafter defined) equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased.
In the alternative, this Warrant may be exercised on a net basis, such that, without the exchange of any funds, the holder of this Warrant receives that number of Warrant Shares subscribed to less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares subscribed to.
As used herein the term "Fair Market Value", on a per share basis, means the Closing Price of the Common Stock on the Date of Exercise.
As used herein, the term "Date of Exercise" with respect to any Warrant means the date on which such Warrant is exercised as provided herein. For purposes of this Warrant, the "Closing Price" for any date shall mean the last sale price reported in the Wall Street Journal or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the National Association of Securities Dealers, Inc. Automated National Market System ("NASDAQ") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any NASD member selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within fifteen
(15) days of the date as of which the determination is to be made.

         Subject to the provisions of Section 4, upon such surrender of this Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three (3) business days) to or upon the written order of the holder, and in the name of this Warrant holder or its nominee, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise together with such other property
(including cash) and securities as may be then deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Exercise Price.

         This Warrant shall be exercisable, at the election of the holder hereof, either in full or from time to time in part, and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 4.

         The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         All Warrants surrendered upon exercise shall be canceled and disposed of by the Company. The Company shall keep copies of this Warrant and any notices received hereunder available for inspection by the normal business hours at its office.

         SECTION 4. Payment of Taxes. The Company will pay all stamp taxes in connection with the issuance, sale, delivery or transfer of the Warrants, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant and payment of the Exercise Price.

         SECTION 5. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, upon delivery of an indemnity agreement or security satisfactory to the Company in form, scope, substance and amount, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrants or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrants .

         SECTION 6. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be deliverable upon the exercise of all outstanding Warrants. The Company shall cause all Warrant Shares of each class of Common Stock or ther securities reserved for issuance upon exercise of the Warrants to be listed (or to be listed subject to notice of issuance) on each securities exchange on which such shares of Common Stock or any such other securities are listed.

         The Company or, if appointed, the transfer agent for shares of each class of Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 7.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly issued, fully paid, nonassessable, free of preemptive or similar rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 7.  Adjustments, Notices and Other Events.

                  (a) Adjustment of Exercise Price. Subject to the provisions of this Section 7, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                           (i) In case the Company shall (x) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (z) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Company issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under Section 7(a)(ii) and 7(a)(iii) hereof. Such adjustment shall be made successively whether any event specified above shall occur.

                           (ii) In case the Company  shall fix a record
         date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or  purchase shares of its Common  Stock at a price per share less than the Current Market Price (as such term is defined in Section 7(a)(iv) hereof) of a share of Common
         Stock of the Company on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall
         equal  the  price determined  by  multiplying   the  Exercise
         Price in effect immediately prior thereto by a fraction, of which (A) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which (B) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

                               (iii) In case the Company shall fix a
         record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class other than its Common Stock or (B) of evidences of its indebtedness or (C)
         of assets (excluding  cash  dividends  or distributions   (other
         than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 7(a)(i) hereof) or
         (D)  of  rights,   options,   warrants   or   convertible   or
         exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Section 7(a)(ii) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be
         determined  by  multiplying   the  Exercise  Price  in  effect
         immediately prior thereto by a fraction, of which (x) the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Section 7(a)(iv) hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of
         indebtedness  or  assets  or  rights,  options,   warrants  or
         convertible or exchangeable securities so distributed, and of which (y) the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

                           (iv) For the purpose of any computation under
         Section 7(a)(ii) or 7(a)(iii) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily Closing Prices of the Common Stock for twenty (20)  consecutive  Trading  Days ending the Trading
         Day immediately preceding the Computation Date; provided, however, that if there shall have occurred prior to the Computation Date any event described in Subsection 7(a)(i), 7(a)(ii) or 7(a)(iii) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be
         adjusted,   for  purposes  of  calculating  such  average,  by
         multiplying such Closing Price by a fraction, of which (A) the numerator shall be the Exercise Price as in effect immediately prior to the Computation Date and of which (B) the denominator shall be the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

                  (b) No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of
         Section 7(a)(i), 7(a)(ii) or 7(a)(iii) hereof need be made unless such adjustment would amount to a change of at least 1% in such Exercise Price; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 7(b) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (c) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 7(a)(i), 7(a)(ii) or 7(a)(iii) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the Exercise Price in effect immediately prior to the adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

                  (d) Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 7(a) hereof, or the consolidation or merger of the Company with or into another corporation (other  than a merger  or
         consolidation  in which the  Company  is the continuing
         corporation   and   which   does   not   result   in   any
         reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant
         (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holder of this Warrant so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants. Any such adjustments shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company, or any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the holder of any Warrants such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                  (e) Verification of Computation. The Company shall select a firm of independent accountants, which selection (i) may be its regular firm of independent accountants and (ii) may be changed from time to time, to verify each computation and/or adjustment made in accordance with this Section 7. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this
         Section 7. Promptly upon its receipt of such certificate, report or statement from such firm of independent accountants, the Company shall deliver a copy thereof to the holder of this Warrant.

                (f) Notice of Certain Actions. In the event the
         Company shall:

                           (i) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                           (ii) offer to the holders of its Common  Stock
                 rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

                           (iii) effect any reclassification of its Common
                 Stock (other   than  a   reclassification   involving
                 merely   the subdivision or  combination  of  outstanding
                 shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

         then in each such case, the Company shall cause notice of such proposed action to be mailed to the holder of this Warrant as hereinafter set forth in this Section 7(f). Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining the holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (i) or (ii) of this Section 7(f), at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and, in the case of any action covered by paragraph (iii), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  (g) Certificate of Adjustments. Whenever any adjustment is to be made pursuant to this Section 7, the Company shall prepare a Certificate executed by the Chief Financial Officer of the Company, setting forth such adjustment to be mailed to the holder of this Warrant at least fifteen (15) days prior thereto,
         such  notice to include  in  reasonable   detail  (i)  the  events
         precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of shares or the securities or othe property purchasable upon exercise of each Warrant after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 7(e) hereof.


         SECTION 8. Notices. Any notice or demand authorized by the Warrants to be given or made by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company at its office for purposes of the Warrants (until Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                      Key Energy Group, Inc.
                      255 Livingston Avenue
                      New Brunswick, NJ  08901
                      Attention: Francis D. John, President

         Any notice pursuant to the Warrants to be given by the Company to the registered holder(s) of any Warrant shall be sufficiently given when received by such holder at the address appearing on the Warrant register of the Company (until the Company is otherwise notified in accordance with this Section by such holder).

         SECTION 9. Cash Distributions and Dividends. If the Company pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than Common Stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than Common Stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, the Company will pay or distribute to the holders of the Warrants an amount of property (including without limitation cash) and/or securities
(including without limitation securities of other companies) of the Company as would have been received by such holders had they exercised (whether or not the Warrants were then exercisable) all of the Warrants immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution.

         SECTION 10. No Rights or Liabilities as Stockholder; Information. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder sf the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders or otherwise filed pursuant to the provisions of the Securities Act or the Securities
Exchange Act of 1934, as amended. The Company shall give to each Warrant holder written notice of any determination to register any of its Common
Stock at the same time that it gives notice to any holder of securities of the Company entitled to rights to register securities under the Securities Act.

         SECTION 11. Amendment and Modification; Waiver. This Warrant may not be amended or modified except by a written instrument signed by the Company and the registered holder of this Warrant at the time such amendment or modification is sought. Any waiver of any term or condition of this Warrant in any one instance shall not operate as or be deemed to be or construed as a further or continuing waiver of such term or condition, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner any party's right at a later time to enforce or require performance of such provision or any other provision hereof.

         SECTION 12. Severability. If any provision of this Warrant shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or if rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Warrant shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision were formed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         SECTION 13. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Warrant holder shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles or conflicts of laws.

         SECTION 15. Headings. The headings contained in this Warrant are inserted for convenience only and shall not constitute a part hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer and the corporate seal hereunto affixed.

                                           KEY ENERGY GROUP, INC.


                                           By:_____________________
[Seal]                                          Francis D. John, President






                          FORM OF ELECTION TO PURCHASE

                    (To Be Executed Upon Exercise of Warrant)


         The undersigned holder hereby represents that he, she or it is the registered holder of this Warrant, and hereby irrevocably elects to exercise the right, represented by this Warrant, to receive shares of Common Stock, $.10 par value, of KEY ENERGY GROUP, INC., and herewith tenders payment for such shares, to the order of KEY ENERGY GROUP, INC., the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.
If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                           Certificate to be registered as follows:







                           Certificate to be delivered as follows:











Date:_________________________
                                         ______________________________________
                                         (Signature  must conform in
                                         all respects to the name of
                                         the holder as  specified on
                                         the  face  of the  Warrant,
                                         unless  Form of  Assignment
                                         has been executed)

                               FORM OF ASSIGNMENT
                    [To be executed upon Transfer of Warrant]



         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto the right represented by such Warrant to purchase ________ shares of Common Stock of KEY ENERGY GROUP, INC. (the "Company") to which such Warrant relates, and appoints its Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.



                                   ------------------------------------
                                   (Signature must conform in all respects to name of holder as specified on the face of Warrant)


                                   -------------------------------------
                                   (Street Address)



                                   ------------------------------------
                                   (City), (State)   (Zip Code)





                                                                   Exhibit 4.1
         The following table shows the Warrants which were issued by Key simultaneously with the Warrant included as
Exhibit 4.1. The only differences are the identities of the holders of the Warrants and the number of shares of Key Common Stock to which the Warrants relate.

                                                         Number of Shares of
                                                           Key Common Stock
                    Identity of Warrant Holder         to which Warrant Relates

Goldman Sachs & Co.                                             50,205
Dol & Co.                                                      351,436
Kristin Morsman                                                  1,062
Ingrid Morsman                                                   2,513
Emily Appleton                                                   1,910
Natalie B. Thompson, Defined Benefit Pension Plan,               2,448
FBO Natalie B. Thompson
American Oil and Gas Corporation                                11,175
I.A. O'Shaughnessy Trust, FBO Gerald E                           3,710
O'Shaughnessy, O'S Holding, Inc., Trustee
Whitney Morsman                                                  1,062
Gerald E. O'Shaughnessy 1976 Family Trust, FBO                  11,130
The O'Shaughnessy Children, Stephen M
O'Shaughnessy, Trustee
L.G. O'Shaughnessy Trust, FBO Gerald E                           3,710
O'Shaughnessy, O'S Holding, Inc., Trustee
Sabine Ruhfus                                                    7,420
Rolf E. Ruhfus                                                   7,420
Patrick E. O'Shaughnessy                                         3,710
Stephen B. Aycock                                                2,441
William Herbert Hunt Trust Estate, d/b/a Horizontal             11,623
Rentals, J.W. Beavers, Jr., Trustee
CCF/WellTech, L.P.                                              60,010
Jupiter Management Company, Inc.                                 8,461
Duane O. Nelson and Alice Lynn Nelson                              922
Susan McAvoy                                                        21
Arik Y. Prawer                                                     357
Roughneck Partners II, L.P.                                      9,381
Cudd & Co.                                                      20,743
Neptune Partners--1989A, L.P.                                   33,679
Neptune 1989 Investors Limited                                  22,053
Neptune 1989C Offshore Investors Limited                        23,616
Roughneck Partners, L.P.                                        29,860